Capital
Senior
Living
Corporation


For Immediate Release                                 Contact: Ralph A. Beattie
                                                                   972/770-5600

                        CAPITAL SENIOR LIVING CORPORATION
                 REPORTS FOURTH QUARTER AND FISCAL 2003 EARNINGS


DALLAS - (BUSINESS WIRE) - March 2, 2003 - Capital Senior Living Corporation (NYSE:CSU), one of the country's largest operators of senior living communities, announced today its operating results for the fourth quarter and fiscal year 2003.

Company  highlights  for the 2003  fiscal  year  include:

o    Net income of $5.0 million, or $0.25 diluted earnings per share
o    Cash earnings (net income plus depreciation) of $12.8 million
o Adjusted EBITDA (income from operations plus depreciation and amortization) of $13.6 million
o Completed purchase of all remaining interests in four Triad Senior Living partnerships which own 12 communities
o Communities in lease-up (including the Spring Meadows properties) leased to 85% versus 70% one year ago
o    Average occupancy rate on stabilized communities of 91%
o Operating margins (before property taxes, insurance and management fees) of 47% in independent and assisted living communities
o    Stabilized same community revenue increase of 3% versus the prior year
o    All community revenue increase of 13% versus the prior year
o    Retired $33.7 million of debt

The Company reported fourth quarter 2003 earnings of $0.4 million or $0.02 per diluted share and full year earnings of $5.0 million or $0.25 per diluted share. The full year earnings are comprised of approximately $0.20 per diluted share in gains on the sales of assets and approximately $0.05 per diluted share from operations, including the recognition of deferred income of approximately $0.10 per diluted share related to the liquidation of the HealthCare Properties, LP ("HCP") partnership.

"We are pleased with our financial performance for 2003, which included continued progress toward our goals of higher occupancy rates, improved margins and retirement of debt," said James A. Stroud, Chairman of the Company. "The communities in lease-up have made great strides toward stabilization in 2003, and the acquisition of the 12 Triad communities has significantly contributed to our top-line growth."


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CAPITAL/Page 2


OPERATING AND FINANCIAL RESULTS

For the fourth quarter of 2003, the Company reported revenues of $18.9 million, compared to revenues of $14.2 million in the same period of 2002, an increase of approximately 33%. The primary factor contributing to the increase in revenues was the acquisition of 12 Triad communities during the third quarter of 2003.

Adjusted EBITDA (defined as income from operations plus depreciation and amortization) for the fourth quarter of 2003 was $2.8 million, compared to $4.4 million in the fourth quarter of 2002, with the reduction primarily due to the consolidation of the 12 Triad communities.

Other income in the fourth quarter of 2003 included $3.4 million that resulted from the recognition of deferred income upon the liquidation of the HCP partnership. During 2003, HCP sold its remaining community and subsequently has been dissolved, with its remaining assets transferred to a liquidating trust.

Net income for the fourth quarter was $0.4 million, or $0.02 per diluted share. Cash earnings for the fourth quarter (defined as net income plus depreciation) were $3.0 million, or $0.15 per diluted share, compared to the prior year cash earnings of $2.5 million, or $0.13 per diluted share.

For the year ended December 31, 2003, the Company reported revenues of $66.3 million, compared to $61.5 million in the prior year. Net income in 2003 was $5.0 million, or $0.25 per diluted share, compared to 2002 net income of $4.7 million, or $0.24 per diluted share.

The Company generated 2003 cash earnings of $12.8 million, or $0.64 per diluted share, compared to 2002 cash earnings of $10.5 million, or $0.53 per diluted share.

As of December 31, 2003, the Company had $13.8 million of cash, cash equivalents and restricted cash, and $124.4 million in shareholders' equity, equivalent to approximately $6.27 per share of book value.

As of December 31, 2003, the Company adopted FASB Interpretation No. 46 "Consolidation of Variable Interest Entities" and its adoption resulted in the Company consolidating Triad I's financial position as of that date and will result in the Company consolidating Triad I's results of operations beginning January 1, 2004.

"Capital Senior Living celebrated a year of tremendous accomplishment in 2003," said Lawrence A. Cohen, Chief Executive Officer. "The year was highlighted by continued momentum in the lease-up rates of our Triad communities, one of our key operating metrics. Several initiatives we implemented last year contributed to the retirement of debt, provided the basis for enhanced organic growth, increased our liquidity and


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CAPITAL/Page 3


simplified our balance sheet. These initiatives, combined with our offering of common stock in early 2004, better position us to grow in the future through joint venture investments in, and acquisitions of, senior living communities. We are pleased with our performance for last year, and believe that we have built the foundation for improved shareholder value as we continue to execute our business strategy."

4Q03 CONFERENCE CALL INFORMATION

The Company will host a conference call with senior management to discuss the Company's fourth quarter 2003 financial results. The call will be held on Wednesday, March 3, 2004 at 11:00 am Eastern Time.

The call-in number is 913-981-5509.  No confirmation number is required.  A link
to  a  simultaneous   webcast  of  the  teleconference   will  be  available  at
www.capitalsenior.com through Windows Media Player or RealPlayer.

For the convenience of the Company's shareholders and the public, the conference call will be recorded and available for replay starting March 3, 2004 at 2:00 pm Eastern Time, until March 10, 2004 at 8:00 pm Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 700492. The conference call will also be made available for playback via the Company's corporate website, www.capitalsenior.com, and will be available until the next earnings release date.

ABOUT THE COMPANY

Capital Senior Living Corporation is one of the nation's largest operators of residential communities for senior adults. The Company's operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.

The Company currently operates 42 senior living communities in 20 states with an aggregate capacity of approximately 6,900 residents, including 41 senior living communities which the Company owns or in which the Company has an ownership interest, and one community it manages for a third party.

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA, cash earnings and cash earnings per share. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.



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CAPITAL/Page 4

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 or Matt Hayden, Hayden Communications, Inc. at 760-487-1137 for more information.


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


                                                   CAPITAL SENIOR LIVING CORPORATION
                                                      CONSOLIDATED BALANCE SHEETS
                                                            (in thousands)




                                                                                       December 31,
                                                                                ---------------------------
                                                                                   2003            2002
                                                                                ------------    -----------

                                              ASSETS

         Current assets:
           Cash and cash equivalents.....................................       $   6,594       $  11,768
           Restricted cash and marketable securities.....................           7,187           4,490
           Accounts receivable, net......................................           1,295           1,028
           Accounts receivable from affiliates...........................             604             651
           Federal and state income taxes receivable.....................             994           1,072
           Deferred taxes................................................             385             399
           Property tax and insurance deposits...........................           1,855           1,475
           Prepaid expenses and other....................................           2,437           1,164
                                                                                ------------    -----------
                   Total current assets..................................          21,351          22,047
         Property and equipment, net.....................................         380,115         153,544
         Deferred taxes..................................................           6,554           7,106
         Due from affiliates.............................................              --             513
         Notes receivable from affiliates................................           4,981          86,470
         Investments in limited partnerships.............................           1,762           1,238
         Assets held for sale............................................           2,391           4,131
         Other assets, net...............................................           4,179           3,202
                                                                                ------------    -----------
                   Total assets..........................................       $ 421,333       $ 278,251
                                                                                ============    ===========


                               LIABILITIES AND SHAREHOLDERS' EQUITY

         Current liabilities:
           Accounts payable..............................................       $   2,158       $   2,322
           Accrued expenses..............................................           6,611           4,638
           Current portion of notes payable..............................          23,488           9,715
           Customer deposits.............................................           1,929           1,023
                                                                                ------------    -----------
                   Total current liabilities.............................          34,186          17,698
         Deferred income.................................................             112               7
         Deferred income from affiliates.................................             102           1,194
         Other long-term liabilities.....................................           6,736              --
         Notes payable, net of current portion...........................         255,549         140,385
         Minority interest in consolidated partnership...................             281             686
         Commitments and contingencies
         Shareholders' equity:
           Preferred stock, $.01 par value:
              Authorized shares -- 15,000; no shares issued or outstanding             --              --
           Common stock, $.01 par value:
              Authorized shares -- 65,000
              Issued and outstanding shares-- 19,847 and 19,737
                at December 31, 2003 and December 31, 2002, respectively.             198             197
           Additional paid-in capital....................................          92,336          91,990
           Retained earnings.............................................          31,833          26,094
                                                                                ------------    -----------
                   Total shareholders' equity............................         124,367         118,281
                                                                                ------------    -----------
                   Total liabilities and shareholders' equity............       $ 421,333       $ 278,251
                                                                                ============    ===========

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
                                                   CAPITAL SENIOR LIVING CORPORATION
                                                   CONSOLIDATED STATEMENTS OF INCOME
                                                 (in thousands, except per share data)



                                                            Three Months Ended                   Year Ended
                                                               December 31,                       December 31,
                                                     --------------------------------- --------------------------------
                                                           2003             2002             2003             2002
                                                     ---------------- ---------------- ---------------- ----------------
Revenues:
      Resident and healthcare revenue...........         $    18,074      $    13,265     $     62,564     $     57,574
      Rental and lease income...................                  --              --                --               37
      Unaffiliated management services revenue..                  41              233              336            1,069
      Affiliated management services revenue....                 769              599            3,236            2,062
      Affiliated development fees...............                  26               68              189              740
                                                     ---------------- ---------------- ---------------- ----------------
          Total revenues........................              18,910           14,165           66,325           61,482


Expenses:
      Operating expenses........................              12,331            7,049           40,208           32,851
      General and administrative expenses.......               3,762            2,764           12,511           11,824
      Depreciation and amortization.............               2,564            1,339            7,791            5,846
                                                     ---------------- ---------------- ---------------- ----------------
          Total expenses........................              18,657           11,152           60,510           50,521
                                                     ---------------- ---------------- ---------------- ----------------

Income from operations..........................                 253            3,013            5,815           10,961

Other income (expense):
      Interest income...........................                 416            1,584            4,278            5,968
      Interest expense..........................              (3,527)          (2,684)         (12,481)         (10,749)
      Gain (loss) on sale of assets.............                 148              (53)           6,751            1,876
      Other income..............................               3,474               24            3,616               69
                                                     ---------------- ---------------- ---------------- ----------------
Income before income taxes and minority interest in
      consolidated partnership..................                 764            1,884            7,979            8,125
Provision for income taxes......................                (315)            (888)          (3,098)          (3,015)
Income before minority interest in consolidated
      partnership...............................                 449              996            4,881            5,110
Minority interest in consolidated partnership...                  (7)             209              109             (428)
                                                     ---------------- ---------------- ---------------- ----------------
Net income......................................         $       442      $     1,205     $      4,990     $      4,682
                                                     ================ ================ ================ ================
Net income per share:
      Basic.....................................         $      0.02      $      0.06     $       0.25     $       0.24
                                                     ================ ================ ================ ================
      Diluted...................................         $      0.02      $      0.06     $       0.25     $       0.24
                                                     ================ ================ ================ ================
      Weighted average shares outstanding - basic             19,847           19,737           19,784           19,726
                                                     ================ ================ ================ ================
      Weighted average shares outstanding - diluted           20,133           19,822           19,975           19,917
                                                     ================ ================ ================ ================


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                                                   CAPITAL SENIOR LIVING CORPORATION
                                                    RECONCILATION OF NON GAAP ITEMS
                                               (in thousands, except per share amounts)



                                                            Three Months Ended                      Year Ended
                                                               December 31,                       December 31,
                                                     --------------------------------- --------------------------------
                                                           2003             2002             2003             2002
                                                     ---------------- ---------------- ---------------- ----------------
                                                       (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)

Adjusted EBITDA reconciliation:

      Income from operations....................         $       253      $     3,013    $       5,815    $      10,961
      Depreciation and amortization.............               2,564            1,339            7,791            5,846
                                                     ---------------- ---------------- ---------------- ----------------
          Adjusted EBITDA.......................         $     2,817      $     4,352    $      13,606    $      16,807
                                                     ================ ================ ================ ================

Cash earnings reconciliation:

      Net income................................         $       442      $     1,205     $      4,990     $      4,682
      Depreciation and amortization.............               2,564            1,339            7,791            5,846
                                                     ---------------- ---------------- ---------------- ----------------
          Cash earnings.........................         $     3,006      $     2,544    $      12,781    $      10,528
                                                     ================ ================ ================ ================


Cash earnings per diluted share reconciliation:

      Net income per diluted share..............         $      0.02      $      0.06     $       0.25     $       0.24
      Depreciation and amortization per diluted
        share...................................                0.13             0.07             0.39             0.29
                                                     ---------------- ---------------- ---------------- ----------------
          Cash earnings per diluted share.......         $      0.15      $      0.13     $       0.64     $       0.53
                                                     ================ ================ ================ ================


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